Exhibit 1.3

DECLARATION OF RESOLUTION OF COMMISSIONER BOARD MEETING

AMENDMENT TO ARTICLES OF ASSOCIATION

“PT INDOSAT Tbk”

Number: 38

On this day, Thursday, dated the ninth day of November two thousand six (9-11-2006), at 10.10 WIB (ten o’clock ten minutes Western Indonesia Time), appears before me, AULIA TAUFANI, Sarjana Hukum, by virtue of Decision of Chief of Notary Regional Supervision Council of South Jakarta Municipality dated the fifth day of October two thousand six (5-10-2006) Number 029/MPD.JKT.SLT/CT/X/2006, substituting Mr. SUTJIPTO, Sarjana Hukum, Notary practicing in Jakarta, the appearer to mention herein below in the presence of witnesses whose names will be mentioned at the end of this deed.

Mr. KAIZAD BOMI HEERJEE, born in India, dated the thirtieth day of January one thousand nine hundred sixty four (30-1-1964), Vice President Director of the limited liability company to mention hereinbelow, residing in Jakarta, Jalan Kebon Kacang Raya Number 2, Central Jakarta, holder of Passport of Singapore Number S2668470F, Singaporean National.

The appearer holding his position as mentioned shall first of all declare the following:

•

That on Monday, dated the twenty-first day of July two thousand three (21-7-2003), in Bintan Lagoon Resort, there has been a Commissioner Board Meeting of “PT INDOSAT Tbk”, a limited liability company duly established in the frame of Law Number One Year one thousand nine hundred sixty seven (Law No. 1 of 1967) juncto Law Number Eleven Year one thousand nine hundred seventy (Law No. 11 of 1970) regarding Foreign Investment, having its domicile and head office in Jakarta, which Articles of Association is contained in the State Gazette of the Republic of Indonesia dated the twenty-ninth day of March one thousand nine hundred sixty eight (29-3-1968) Number 26, Supplement Number 24;

•

Which Articles of Association was already amended several times and for easier reading, the Articles of Association was already re-prepared as contained in deed dated the eighth day of March two thousand four (8-3-2004) Number 7 drawn up before Mrs. POERBANINGSIH ADI WARSITO, Sarjana Hukum, Notary practicing in Jakarta, which report on the amendment to Articles of Association was already received and recorded in Database of Corporate Body Administration System of

Directorate General of General Legal Administration of Ministry of Justice and Human Rights of the Republic of Indonesia dated the eighth day of March two thousand four (8-3-2004) Number C-05582.HT.01.04.TH.2004 as well as already publicized in the State Gazette of the Republic of Indonesia dated the nineteenth day of March two thousand four (19-3-2004) Number 23, Supplement Number 211; and then amended again as consecutively contained in:

•	State Gazette of the Republic of Indonesia dated the eleventh day of January two thousand five (11-1-2005) Number 3, Supplement Number 281;

•	State Gazette of the Republic of Indonesia dated the eleventh day of February two thousand five (11-2-2005) Number 12, Supplement Number 125;

•	State Gazette of the Republic of Indonesia dated the eighth day of March two thousand five (8-3-2005) Number 19, Supplement Number 204;

•	State Gazette of the Republic of Indonesia dated the twenty-sixth day of July two thousand five (26-7-2005) Number 47, Supplement Number 706;

•	State Gazette of the Republic of Indonesia dated the twenty-fifth day of October two thousand five (25-10-2005) Number 85, Supplement Number 1044;

•

Deed of mine, Notary, dated the twenty-first day of October two thousand five (21-10-2005) Number 145 which report on amendment to the articles of association was already received and recorded in the Database of Corporate Body Administration System of Directorate General of General Legal Administration of Ministry of Legal and Human Rights of the Republic of Indonesia dated the second day of December two thousand five (2-12-2005) Number C-32142.HT.01.04.TH.2005;

•

Deed of mine, Notary, dated the twenty-first day of October two thousand five (21-10-2005) Number 146 which report on amendment to the articles of association was already received and recorded in the Database of Corporate Body Administration System of Directorate General of General Legal Administration of Ministry of Legal and Human Rights of the Republic of Indonesia dated the sixteenth day of December two thousand five (16-12-2005) Number C-33508.HT.01.04.TH.2005;

•

Deed of mine, Notary, dated the twenty-third day of January two thousand six (23-1-2006) Number 122 which report on amendment to the articles of association was already received and recorded in the Database of Corporate Body Administration System of Directorate General of General Legal Administration of Ministry of Legal and Human Rights of the Republic of Indonesia dated the fifteenth day of February two thousand six (15-2-2006) Number C-04216.HT.01.04.TH.2006;

•

Deed dated the fifth day of May two thousand six (5-5-2006) Number 31 drawn up before Notary SUTJIPTO, Sarjana Hukum, which report on amendment to the articles of association was already received and recorded in the Database of Corporate Body Administration System of Directorate General of General Legal Administration of Ministry of Legal and Human Rights of the Republic of Indonesia dated the second day of June two thousand six (2-6-2006) Number C-16129.HT.01.04.TH.2006;

•

Deed of mine, Notary, dated the twenty-first day of September two thousand six (21-9-2006) Number 129 which report on amendment to the articles of association was already received and recorded in the Database of Corporate Body Administration System of Directorate General of General Legal Administration of Ministry of Legal and Human Rights of the Republic of Indonesia dated the fifth day of October two thousand six (5-10-2006) Number C-W7.HT.01.04.TH.1787;

•

as well as the change of latest composition of members of Board of Directors and Commissioners as contained in deed of mine, Notary dated the twenty-second day of December two thousand five (22-12-2005) Number 200;

•	hereinafter referred to as “Company”;

•	Its Minutes of Meeting made privately, duly stamped and the excerpt photocopy of the original is attached to the minutes hereof;

•	hereinafter referred to as “Meeting”;

•

That in accordance with the provision of Article 17 paragraph 2 of the Articles of Association of the Company to hold such Meeting, previously the Commissioners of the Company has served the notice to the members of the Commissioner Boards of the Company by the registered mail dated the fourth day of July two thousand three (4-7-2003) Number 001/KOM/VII/2003, made privately and the photocopy thereof is attached to minute hereof;

•

That the meeting was attended/represented by 8 (eight) members of the Commissioner Board or 88.88% (eighty eight point eighty eight percent) of total members of the Commissioner Board of the Company to date namely 9 (nine) person;

•

so that by virtue of the provision of Article 17 paragraph 3 of the Articles of Association of the Company, the composition of the Meeting was valid and it shall be entitled to adopt the valid resolutions on anything discussed and resolved in the Meeting;

•

That the Commissioner Board of the Company uses the authority given by the General Meeting of Shareholders held on the twenty-sixth day of June two thousand three (26-6-2003) Number 89, drawn up before Notary Mrs. POERBANINGSIH ADI WARSITO, Sarjana Hukum, which meeting already approved to issue 51,775,000 (fifty one million seven hundred seventy five thousand) shares serial B and gave power to the Commissioner Board of the Company to issue the shares to the quantity and at the time in accordance with the ESOP program being the follow up of the Extraordinary General Meeting of Shareholders held on the twenty-seventh day of December two thousand two (27-12-2002) as contained in deed dated the twenty-seventh day of December two thousand two (27-12-2002) Number 40 drawn up before Mrs. RINI YULIANTI, Sarjana Hukum, Candidate of Notary, in those day substituting Notary Mrs. POERBANINGSIH ADI WARSITO, Sarjana Hukum, which meeting has among others given the principle approval for the plan of Employee Stock Option Program (ESOP) provided that the quantity of shares issued was 5% (five percent) of the subscribed capital of the Company.

Therefore now the appearer acting as mentioned and by virtue of the power hereby declares that such Meeting has adopted the resolutions as follows:

To approve the proposal put forward by the Board of Directors of the Company on the Employee Stock Option Program (ESOP) as attached to the Resolution of the Commissioner Board;

•

That in the Appendix to the Resolution of the Commissioners Board it was already approved that total shares to issue for ESOP phase I and phase II respectively were 51,775 (fifty one thousand seven hundred seventy five) lot or 25,867,500 (twenty five million eight hundred eighty seven thousand five hundred) shares respectively with face value Rp 500.00 (five hundred rupiah);

•

Thereby total shares to issue by the Company for ESOP phase I and phase II respectively became 129,437,500 (one hundred twenty nine million four hundred thirty seven thousand five hundred) shares respectively at the face value of Rp 100.00 (one hundred rupiah);

•

That by virtue of deeds of mine, Notary dated the twenty- fourth day of December two thousand four (24-12-2004) Number 141 dated the fourteenth day of January two thousand five (14-1-2005) Number 79, dated the twenty-eight day of April two thousand five (28-4-2005) Number 150, dated the twenty-second day of July two thousand five (22-7-2005) Number 157 and dated the twenty-first day of October two thousand five (21-10-2005) Number 145, the Company has issued the shares in the frame of ESOP program phase I by 121,428,000 (one hundred twenty one million four hundred twenty eight thousand) shares;

•

That by virtue of deed of Minute of Annual General Meeting of Shareholders dated the twenty-second day of June two thousand four (22-6-2004) Number 124, drawn up before me, notary, the shareholders of the Company approved the forfeited option and the reserve of ESOP phase I that was not used will be allocated to be distributed at ESOP II by taking into account the distribution of ESOP phase II;

Therefore total shares to issue for ESOP phase II will be 50% (fifty percent) of total ESOP or 258,875 (two hundred fifty eight thousand eight hundred seventy) lots plus total forfeited option and the reserved ESOP phase I not being used.

•

That by virtue of deed of mine, notary dated the twenty-first day of October two thousand five (21-10-2005) Number 146 dated the twenty-third day of January two thousand six (23-1-2006) Number 122 dated the fifth day of May two thousand six (5-5-2006) Number 31 drawn up before Notary SUTJIPTO, Sarjana Hukum, and deed of mine, dated the twenty-first day of September two thousand six (21-9-2006) Number 129, the Company has issued the shares in the frame of ESOP program phase II by 102,395,500 (one hundred two million three hundred ninety five thousand five hundred) shares;

•

That by virtue of Shareholder Register of the Company as per thirtieth day of September two thousand six (31-9-2006), total shares already issued by the Company in the frame of ESOP program phase II for period of the first day of July two thousand six (1-7-2006) through the thirtieth day of September two thousand six (30-9-2006) were 32,610,000 (thirty two million six hundred ten thousand) shares, each at the face value of Rp 100.00 (one hundred rupiah);

•

In connection with the resolution mentioned above, and by virtue of the power granted by the Meeting, the appearer hereby declares that the Company as of the first day of July two thousand six (1-7-2006) through the thirtieth day of September two thousand six (30-9-2006) has issued the shares in the portfolio by 32,610,000 (thirty two million six hundred ten thousand) shares serial B, each at the face value Rp 100.00 (one hundred rupiah), thereby increasing the subscribed and paid up capitals of the Company from Rp 540,132,350,000.00 (five hundred forty billion one hundred thirty two million three hundred fifty thousand rupiah) consisting of 5,401,323,500 (five billion four hundred one million three hundred twenty three thousand five hundred) shares to Rp 543,393,350,000.00 (five hundred forty three billion three hundred ninety three million three hundred fifty thousand rupiah) consisting of 5,433,933,500 (five billion four hundred thirty three million nine hundred thirty three thousand five hundred) shares.

Based on the foregoing, Article 4 paragraph 2 of the Articles of Association of the Company is amended, therefore it shall henceforth be read as follows:

2.

Of the said authorized capital there have been subscribed and for each share there have been fully paid up in cash totaling 5,433,933,500 (five billion four hundred thirty three million nine hundred thirty three thousand five hundred) shares consisting of 1 (one) share serial A and 5,433,933,499 (five billion four hundred thirty three million nine hundred thirty three thousand four hundred ninety nine) shares serial B or totaling Rp 543,393,350,000.00 (five hundred forty three billion three hundred ninety three million three hundred fifty thousand rupiah) namely by:

a.

The State of the Republic of Indonesia 1 (one) share serial A and 776,624,999 (seven hundred seventy six million six hundred twenty four thousand nine hundred ninety nine) shares serial B or at the face value totaling seventy seven billion six hundred sixty two million five hundred thousand rupiah

Rp 77,662,500,000.00

b.

Indonesia Communications Limited 2,171,250,000 (two billion one hundred seventy one million two hundred fifty thousand) shares serial B or at the face value of totaling two hundred seventeen billion one hundred twenty five million rupiah

Rp 217,125,000,000.00

c.

Community 2,486,058,500 (two billion four hundred eighty six million fifty eight thousand five hundred) shares serial B or at the face value totaling two hundred forty eight billion six hundred five million eight hundred fifty thousand rupiah

Rp 248,605,850,000.00

•

Furthermore the appearer acting as the abovementioned shall declare in connection with the said resolution to give power to Mr. Doktorandus BAMBANG TEDJO ANGGONO BUDI, Sarjana Hukum, employee of Office of Notary SUTJIPTO, Sarjana Hukum, residing in Jakarta, with substitution right to submit the report on such amendment to the competent authority, including but not limited to the Minister of Law and Human Rights of the Republic of Indonesia and register the same with the Company Register Compulsory in accordance with the provision of the prevailing legislation and to that end appears where necessary, prepare, cause to be prepared and sign the letter of application, deeds and other documents, furthermore do anything useful and necessary to attain the said intention, nothing excepted.

•	The appearer is known to me, Notary.

IN WITNESS WHEREOF

•	This deed is made as a minute and authenticated in South Jakarta, on the day and date as mentioned in the preamble hereof, in the presence of:

1.

Mr. JOSE DIMA SATRIA, Sarjana Hukum, born in Semarang, dated the fourteenth day of April one thousand nine hundred eighty (14-4-1980), residing in Jakarta, Jalan Bunga Anggrek Number 25, Rukun Tetangga 010/Rukun Warga 02, Village of Cipete Selatan, Sub-district of Cilandak, South Jakarta, holder of Identity Card Number: 52.08.050.14.80.56303;

2.

Miss LIESTIANI WANG, Sarjana Hukum, born in Surabaya, dated the twelfth day of April one thousand nine hundred eighty one (12-04-1981), residing in Jakarta, Apartment of Prapanca #703, Jalan Pangeran Antasari Number 88, Rukun Tetangga 005/Rukun Warga 009, Village of Cipete Utara, Sub-district of Kebayoran Baru, South Jakarta, holder of Identity Card Number: 12.5623.520481.0001;

both are assistants of notary, whom I, notary known as witnesses.

After being read out by own behalf, and the content was known and understood by the appearer and witnesses, immediately every page of this deed was affixed with the initials and signed by the appearer, witnesses and I, Notary.

Done without any alteration.

•	The minute hereof is duly stamped.

Issued as tenor;

Substituting Notary in Jakarta

    [signed and sealed over a revenue stamp of Rp 6,000]

    (AULIA TAUFANI, SH)